Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Annual Report on Form 10-K/A of Bank of Hawaii Corporation for the year ended December 31, 2007 (the “Annual Report”):

•                  fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

•                  the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Hawaii Corporation for the dates and periods covered by the Annual Report.

Date:  April 25, 2008

/s/ Allan R. Landon
Allan R. Landon
Chairman of the Board,
Chief Executive Officer and President

/s/ Daniel C. Stevens
Daniel C. Stevens
Chief Financial Officer

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Bank of Hawaii Corporation and will be retained by the company and furnished to the staff of the U.S. Securities and Exchange Commission upon request.